Exhibit 10.17

EXECUTION VERSION

DATED	26 JANUARY	2024

REZOLVE LIMITED

AMENDMENT AND RESTATEMENT DEED

in relation to a convertible loan note instrument dated 16 December 2021 and amended and restated on 21 November 2022 and 23 May 2023 and as further amended on 18 December 2023 and 29 December 2023

THIS DEED is made on	26 January	2024

BY

(1)	REZOLVE LIMITED (company number 09773823) whose registered office is at 3rd Floor 80 New Bond Street, Mayfair, London, United Kingdom, W1S 1SB (the “Company”).

INTRODUCTION

(A)

The Company has agreed to amend and restate the terms of a loan note instrument dated 16 December 2021 as amended and restated on 21 November 2022 and 23 May 2023 and as further amended on 18 December 2023 and 29 December 2023 (the “Original Loan Note Instrument”) on the terms and conditions set out in this Deed.

(B)

The amendments to the Original Loan Note Instrument pursuant to this Deed are to accommodate, among other things, the initial issuance by the Company of an additional (i) $8,000,000 Notes to Igor Lychagov, (ii) $246,087 Notes to Susan Briggs, (iii) $2,012,877 Notes to Apeiron Investment Group Ltd. and (iv) $8,116 Notes to Dr. Stephen Perry (in addition to the notes to be issued to Igor Lychagov concurrently with the Demerger (as defined below)) (the “New Notes”).

(C)

The Company acknowledges that the subscription price for the New Notes to be issued to Igor Lychagov and Susan Briggs consists of the cancellation and release of certain existing loans advanced by each of Igor Lychagov and Susan Briggs to the Company plus certain transaction fees in exchange for the New Notes. The Company acknowledges that waiver of such amounts by Igor Lychagov and Susan Briggs will satisfy the payment of the subscription price for the New Notes and that no further amounts are payable by Igor Lychagov or Susan Briggs in respect of the subscription price for the New Notes.

(D)

The Company acknowledges that the subscription price for the New Notes to be issued to Apeiron Investment Group Ltd. consists of $2,012,877 accrued and unpaid interest on the existing $31,000,000 secured convertible loan notes owing by the Company to Apeiron Investment Group Ltd. The Company acknowledges that waiver of such amounts by Apeiron Investment Group Ltd. will satisfy the payment of the subscription price for the New Notes and that no further amounts are payable by Apeiron Investment Group Ltd. in respect of the subscription price for the New Notes.

(E)

The Company acknowledges that the subscription price for the New Notes to be issued to Dr. Stephen Perry consists of $8,116 accrued and unpaid interest on the existing $125,000 secured convertible loan notes owing by the Company to Dr. Stephen Perry. The Company acknowledges that waiver of such amounts by Dr. Stephen Perry will satisfy the payment of the subscription price for the New Notes and that no further amounts are payable by Dr. Stephen Perry in respect of the subscription price for the New Notes.

(F)

The Company acknowledges that upon the occurrence of a Demerger an additional $8,500,000 Notes shall be issued by the Company to Apeiron Investment Group Ltd. (or its designee) and no additional consideration shall be payable by Apeiron Investment Group Ltd. (or its designee) in respect of such Notes.

AGREED TERMS

1.	Definitions and Interpretation

1.1	Unless otherwise indicated, terms defined in the Original Loan Note Instrument have the same meaning in this Deed and in addition:

“Amended and Restated Loan Note Instrument” means the Original Loan Note Instrument as amended and restated by this Deed.

“Demerger” has the meaning given to it in the Amended and Restated Loan Note Instrument.

“Existing Debentures” means the First Debenture, the Second Debenture and the Third Debenture.

“First Debenture” means the debenture dated 16 December 2021 creating a fixed and floating charge over the Company’s assets entered into by the Company in favour of Apeiron Investment Group Ltd, as the same may be amended or replaced from time to time.

“Loan Note Documents” means the Original Loan Note Instrument, the Amended and Restated Loan Note Instrument, the Notes and the Existing Debentures.

“Second Debenture” means the debenture dated 21 November 2022 creating a fixed and floating charge over the Company’s assets entered into by the Company in favour of Apeiron Investment Group Ltd, as the same may be amended or replaced from time to time.

“Third Debenture” means the debenture dated 23 May 2023 creating a fixed and floating charge over the Company’s assets to be entered into by the Company in favour of GLAS Trust Corporation Limited, as the same may be amended or replaced from time to time.

1.2

The interpretation provisions in clause 1 of the Original Loan Note Instrument apply to this Deed as though they were set out in full except that references to “this Instrument” are to be construed as references to this Deed.

2.	Amendment and Restatement

2.1

With effect from the Effective Date, the Original Loan Note Instrument shall be amended and restated in the form set out in schedule 1 (The Amended and Restated Loan Note Instrument) so that the rights and obligations of the Company and the Noteholders (as defined therein) under the Original Loan Note Instrument shall be governed by the terms set out in schedule 1 (The Amended and Restated Loan Note Instrument).

2.2	The “Effective Date” is the date that this Deed is executed by all parties thereto.

3.	Incorporation

3.1

Subject to the terms of this Deed, the Original Loan Note Instrument will remain in full force and effect and the Original Loan Note Instrument and this Deed will, from the Effective Date, be read and construed as one document.

3.2	Except as otherwise provided in this Deed, the Loan Note Documents and the Existing Debentures remain in full force and effect.

4.	Existing Debentures

4.1	On the Effective Date, the Company confirms that:

(a)

subject to any limitations set out in the Existing Debentures, any Security Right (as defined therein) created by it under the Existing Debentures extends to the obligations of the Company under the Loan Note Documents (including the Amended and Restated Loan Note Instrument);

(b)

subject to any limitations set out in the Existing Debentures, the obligations of the Company arising under the Amended and Restated Loan Note Instrument are included in the Secured Liabilities (as defined in the Existing Debentures); and

(c)	the Security Rights (as defined in and created under the Existing Debentures) continue in full force and effect.

5.	Law and Jurisdiction

5.1

This Deed (and any dispute or claim relating to it or its subject matter, its enforceability or its termination (including non-contractual claims)) is to be governed by and construed in accordance with English law.

5.2

The courts of England and Wales shall have exclusive jurisdiction to settle any claim, dispute or issue between the parties whether arising out of or in connection with this Deed or otherwise (including non-contractual claims).

This Deed has been executed and delivered on the date shown on the first page.

SIGNED as a deed by	)
REZOLVE LIMITED	)
acting by a director	)
in the presence of:	)

Director	/s/ Dan Wagner

Witness Signature:	/s/ Tony Caplin
Name of Witness:	Tony Caplin
Address of Witness:	23 Whitelands House Cheltenham Terrace London SW3 4QX

Rezolve – Signature Page to Amendment Deed

Acknowledged and agreed for and on behalf of	)
APEIRON INVESTMENT GROUP LTD.,	)
representing a Noteholder Majority	) /s/ Julien Hoefer
) Julien Hoefer

Rezolve – Signature Page to Amendment Deed

SCHEDULE 1

The Amended and Restated Loan Note Instrument

EXECUTION VERSION

DATED	26 JANUARY	2024

REZOLVE LIMITED

LOAN NOTE INSTRUMENT

constituting

Up to $49,892,080 7.50% Senior Secured Convertible Loan Notes

Table of Contents

1. Definitions and Interpretation	2

2. Principal Amount	9

3. Issue upon Demerger	9

4. Ranking and Status	10

5. Security	10

6. Transfers	11

7. Use of Proceeds	11

8. Note Certificates	11

9. Conditions	12

10. Notes Register	12

11. No Set-Off	12

12. Enforcement	13

13. Third Party Rights	13

14. Notices	13

15. Variations	13

16. Governing Law and Jurisdiction	13

SCHEDULE A-1	1

SCHEDULE A-2	1

SCHEDULE B	1

1. Repayment of Principal Amount and Accrued and Unpaid Interest	1

3. Redemption upon an Event of Default	2

4. Redemption at the Option of the Noteholders for Failure of IPO and Business Combination	2

5. Early Redemption at the Option of the Company	2

6. Redemption Provisions	3

7. Conversion at the Option of the Noteholders	3

10. Events of Default	5

11. Covenants	6

12. Registration Rights	8

13. Change of Control	11

14. Notices	11

15. Variations	12

SCHEDULE C	1

-i-

THIS LOAN NOTE INSTRUMENT was originally made by way of a deed on 16 December 2021, was amended and restated on 21 November 2022, 23 May 2023 and further amended on 18 December 2023 and 29 December 2023 and is further amended and restated on 26 January 2024 by the Deed of Amendment and Restatement (as defined below)

BY

REZOLVE LIMITED (company number 09773823) whose registered office is at 3rd Floor 80 New Bond Street, Mayfair London W1S 1SB, United Kingdom (the “Company”).

INTRODUCTION

(A) The directors of the Company in exercise of the powers conferred on them by the articles of association of the Company passed board resolutions on:

(i)

31 March 2022 to approve and ratify the creation of 20,000,000 $1 secured convertible loan notes constituted by the loan note instrument dated 16 December 2021, which were secured pursuant to the terms of the First Debenture (as defined below);

(ii)

21 November 2022 to approve and ratify the creation of 4,000,000 $1 secured convertible loan notes constituted by the loan note instrument dated 16 December 2021 (as amended and restated on 21 November 2022), which were secured pursuant to the terms of the Second Debenture (as defined below);

(iii)

23 May 2023 to approve and ratify (as applicable) the creation of an additional 15,625,000 $1 secured convertible loan notes (in addition to the existing 24,000,000 loan notes) issued on 2 March 2023, which were secured pursuant to the terms of the Third Debenture (as defined below);

(iv)

26 January 2024 to approve and ratify the creation of an additional 10,267,080 $1 secured convertible loan notes (in addition to the existing 39,625,000 loan notes) issued on 11 January 2024, (collectively, the “New Notes”), to establish the terms and conditions of the New Notes and to confirm the corporate benefit received by the Company in relation to the issue of the New Notes; and

(v)	The Notes are to be secured pursuant to the terms of the Security Documents (as defined below).

(B) The directors of the Company confirm that the issue of the New Notes and the grant of any security in connection therewith do not constitute a transaction at an undervalue or a preference for the purposes of the UK Insolvency Act 1986.

TERMS

By this Instrument, the Company UNDERTAKES AND DECLARES as follows.

1.	Definitions and Interpretation

1.1	Unless the contrary intention appears, the following definitions apply:

“90-Day Average Market Cap” means the 90-Day VWAP multiplied by the number of issued and outstanding Shares on the M&A Transaction Date;

“90-Day VWAP” means, with respect to any M&A Transaction Date, the average of the Daily VWAPs for each VWAP Trading Day in the 90 calendar days prior to such M&A Transaction Date;

“Adjustment Event” means any or all of the following, at any time, or by reference to any record date, while the Notes remain in issue:

(a)	any allotment or issue of Equity Securities by the Company by way of capitalisation of profits or reserves;

(b)	any cancellation, purchase or redemption of Equity Securities or any reduction or repayment of Equity Securities by the Company; or

(c)	any sub-division or consolidation of Equity Securities by the Company;

in each case including in connection with a Qualifying IPO or Qualifying Business Combination;

“Affiliate” means any person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified;

“Annual Reset Date” means the last calendar day of each calendar year ending after the date of a Qualifying IPO or Qualifying Business Combination and prior to the Maturity Date;

“Annual VWAP” means, with respect to any Annual Reset Date, the average of the Daily VWAPs for each VWAP Trading Day in the calendar year of such Annual Reset Date;

“Apeiron” means Apeiron Investment Group Ltd;

“Business Day” means each day (other than a Saturday or Sunday) on which (a)(i) the Trans-European Automated Real-time Gross-settlement Express Transfer System (TARGET2) or any successor system and (ii) the Clearing System settle payments, and (b) commercial banks and foreign exchange markets in London are open for business;

“Certificate” means a certificate for Notes in the form or substantially in the form set out in Schedule A-1 or Schedule A-2 to this Instrument, as applicable;

“Clearing System” means CREST for which the provider is Euroclear UK & International Limited or any successor in such capacity;

“Computershare” means Computershare Investor Services PLC;

“Condition” means any condition of the Notes set out in Schedule B;

“Conversion Date” means, in the case of any conversion of Notes into Conversion Shares in accordance with the Conditions, the date of the notice or event resulting in such conversion;

“Conversion Price” means:

(a)

prior to the occurrence of a Noteholder Further Investment Event: a price per Share equal to seventy per cent. (70.00%) of the lesser of (i) the price per Share implied in connection with a Qualifying IPO or Qualifying Business Combination (if any) and (ii) the Annual VWAP on the previous Annual Reset Date (if any); or

(b)

following the occurrence of a Noteholder Further Investment Event: a price per Share equal to the lesser of (i) seventy per cent. (70.00%) of the price per Share implied in connection with a Qualifying IPO or Qualifying Business Combination (if any) and (ii) any of the Quarterly VWAPs for the four immediately preceding Quarterly Reset Dates (if any) (as selected by the relevant Noteholder);

“Conversion Shares” means any Shares issuable upon conversion of the Notes;

“Daily VWAP” means for any VWAP Trading Day, the volume-weighted average share price of the Shares as displayed under the heading “Bloomberg VWAP” on Bloomberg in respect of the period from the scheduled open of trading on the principal trading market for the Shares to the scheduled close of trading of the primary trading session on such VWAP Trading Day. The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours;

“Debentures” means:

(a)	the First Debenture;

(b)	the Second Debenture; and

(c)	the Third Debenture;

“Deed of Amendment and Restatement” means the deed of amendment and restatement entered into by the Company on 26 January 2024 in relation to this Instrument;

“Delegate” has the meaning given to that term in the Security Trust Deed;

“Demerger” means a demerger, including the Proposed Demerger, pursuant to section 110 of the UK Insolvency Act 1986, as a result of which certain assets and liabilities of the Company (including equity interests in certain subsidiaries) will be transferred to another entity (“NewCo”) in exchange for shares of NewCo;

“Directors” means the board of directors for the time being of the Company;

“Eligible Investors” means Apeiron and Bradley Wickens and (i) any of their respective Affiliates or any related or controlled fund or sub-fund, partnership or investment vehicle or any general partner, managing limited partner or management company who holds or manages any business of, or whose business is held or managed by, that Eligible Investor or any of its Affiliates or (ii) any other person at the request of an Eligible Investor with the prior written consent of the Company (not to be unreasonably withheld, delayed or conditioned);

“Equity Securities” has the meaning given in section 560(1) of the Companies Act 2006;

“Extraordinary Transaction” means the occurrence of any of the following;

(a)

making, or permitting any subsidiary to make, any loan or advance to any person unless such person is wholly owned by the Company or, in the case of a natural person, is an employee or director of the Company and such loan or advance is made in the ordinary course of business under the terms of an employee stock or option plan that has been notified to the Noteholders prior to the date of this Instrument;

(b)

guaranteeing, directly or indirectly, or permitting any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(c)	changing the principal business of the Company, entering new lines of business, or exiting the current line of business;

(d)	selling, assigning, licensing, charging, pledging, or encumbering material technology or intellectual property, other than licenses granted in the ordinary course of business;

(e)	entering into any corporate strategic relationship, joint venture, cooperation or other similar agreement, other than in the ordinary course of business;

(f)

(i) prior to the date of a Qualifying IPO or Qualifying Business Combination, acquiring or disposing of assets (including shares) where the consideration paid or received exceeds $1,000,000 or (ii) following the date of a Qualifying IPO or Qualifying Business Combination, acquiring or disposing of assets (including shares) (x) where the consideration paid or received exceeds twenty per cent. (20.00%) of the 90-Day Average Market Cap or (y) other than (A) on arm’s length terms, and (B) for the purpose of promoting the success of the Company;

(g)	amending the articles of association of the Company in a manner that is adverse to the Noteholders;

(h)

effecting any merger, combination, reorganisation, Demerger, scheme of arrangement, restructuring plan or other similar transaction, except for any merger, combination or scheme of arrangement undertaken solely for the purposes of implementing the acquisition or disposition of assets which would not constitute an Extraordinary Transaction under limb (f) of this definition; and

(i)	liquidating, dissolving or winding up the affairs of the Company.

“Fee Letter” means any fee letter entered into between the Security Agent and the Company in connection with Loan Note Documents;

“First Debenture” means the debenture creating a fixed and floating charge over the Company’s assets entered into by the Company in favour of Apeiron on 16 December 2021;

“Further Investment” means an investment in the Company or Rezolve AI Limited, whether by debt or equity, of at least $500,000 in aggregate from one or more Third Party Lenders (which, for the avoidance of doubt, may include Yorkville Advisors Global, LP and its affiliates) on or after the date of the Deed of Amendment and Restatement.

“Group” means the Company (or after the Proposed Demerger Rezolve AI Limited (company number 14573691)) and each and any of its subsidiaries and any holding company (as defined in section 1159 Companies Act 2006) from time to time and “Group Company” shall be construed accordingly;

“Insolvency Event of Default” means any Event of Default specified in Conditions 10.1(a) to 10.1(d);

“Instrument” means this instrument constituting the Notes, and the schedule and appendices to it, as modified from time to time;

“Interest Rate” means:

(a)	prior to the date of a Qualifying IPO or Qualifying Business Combination, seven and a half per cent. (7.5%) per annum; and

(b)	following the date of a Qualifying IPO or Qualifying Business Combination, zero per cent. (0.00%) per annum;

“Loan Note Documents” means this Instrument, the Deed of Amendment and Restatement, the Notes, each Security Document the Security Trust Deed any Fee Letter and any other document designated as a “Loan Note Document” by the Company and the Security Agent;

“Listed Entity” means the entity which is to be Rezolve Limited or a holding company of Rezolve Limited (including a NewCo, including in connection with a Demerger), or the surviving entity following any merger of Rezolve Limited with another entity, and whose shares are to be listed or traded on a Qualifying Exchange;

“Listed Shares” means the Shares of the Listed Entity which are listed or traded on a Qualifying Exchange;

“M&A Transaction Date” means the date the definitive documentation is signed by all relevant parties with respect to any acquisition or disposal of assets (including shares) by any member of the Group;

“Maturity Date” means the date which is three (3) years from date of a Qualifying IPO or Qualifying Business Combination; provided that the Maturity Date shall be 31 December 2024 if a Qualifying IPO or Qualifying Business Combination has not occurred on or prior to that date;

“Noteholder Further Investment Event” means an investment of at least $500,000 in aggregate by either of Apeiron and/or Brad Wickens or any of their respective affiliates in connection with a Further Investment;

“Noteholder Majority” means the holders of more than two thirds (66 2/3%) of the aggregate principal amount of the Notes outstanding from time to time;

“Noteholder Supermajority” means the holders of more than seventy five per cent. (75%) of the aggregate principal amount of the Notes outstanding from time to time;

“Noteholders” means the several persons for the time being entered in the register as holders or joint holders of the Notes;

“Notes” means the up to $49,892,080 7.50% Senior Secured Convertible Loan Notes constituted by this Instrument (which, for the avoidance of doubt, includes the Apeiron Demerger Additional Notes) or, as the case may be, the principal amount from time to time issued and paid up and outstanding, and “principal amount” shall be construed accordingly;

“person” means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organisation, trust, union or association;

“Paying Agent” means Computershare;

“Proposed Demerger” means a Demerger where the “NewCo” is Rezolve AI Limited (company number 14573691);

“Qualifying Business Combination” means the consummation of any transaction (whether effected by way of merger, share exchange, asset sale, share sale, reorganisation, contribution, consolidation or similar business combination) with a SPAC or other listed entity which results in a Group Company (or a new company formed for the purpose) (including any direct or indirect parent company or corporate successor (including a subsidiary) of a Group Company) becoming listed on a Qualifying Exchange and/or any shareholder in a Group Company prior to such transaction holding, following completion of the relevant transaction, any of the publicly listed securities (or securities convertible or exchangeable into, or exercisable for, any such publicly listed securities) in the surviving entity (including any direct or indirect parent entity or corporate successor (including any subsidiary) of the surviving entity) which becomes listed or remains listed on a Qualifying Exchange in respect of such transaction;

“Qualifying Exchange” means the Nasdaq Stock Market, the New York Stock Exchange or the main exchanges in London, Amsterdam, Paris, Germany, Hong Kong, Canada or Singapore;

“Qualifying IPO” means the consummation of any transaction which results in the admission of the Shares to trading on a Qualifying Exchange, including by way of a direct listing;

“Quarterly Reset Date” means each of 31 March, 30 June, 30 September and 31 December, beginning on the first such date to occur following a Qualifying IPO or Qualifying Business Combination and prior to the Maturity Date;

“Quarterly VWAP” means, with respect to any Quarterly Reset Date, the averages of the Daily VWAPs for each VWAP Trading Day in each three calendar month period from (i) January to March; (ii) April to June; (iii) July to September; and (iv) October to December in the calendar year of such Quarterly Reset Date;

“Receiver” has the meaning given to that term in the Security Trust Deed;

“Registrar” means Computershare;

“Second Debenture” means the debenture creating a fixed and floating charge over the Company’s assets entered into by the Company in favour of Apeiron on 21 November 2022;

“Secured Liabilities” means all present and future monies, obligations and liabilities which are from time to time due, owing or incurred in whatever manner by the Company to the Secured Parties under the terms of the Loan Note Documents, whether actual or contingent and whether owed jointly or severally, as principal or surety or in any other capacity whatsoever;

“Secured Parties” means the Security Agent, any Receiver or Delegate and each Noteholder from time to time.

“Security Documents” means:

(a)	the Debentures;

(b)

any other document entered into at any time by the Company creating any guarantee, indemnity, Security Interest or other assurance against financial loss in favour of any of the Secured Parties as security for any of the Secured Liabilities; and

(c)	any Security Interest granted under any covenant for further assurance in any of the documents set out in paragraphs (a) to (b) above.

“Security Interest” means any mortgage, charge, pledge, hypothecation, lien or other form of security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

“Security Trust Deed” means the security trust deed between the Company and the Security Agent and dated 23 May 2023;

“Security Agent” means GLAS Trust Corporation Limited or any successor security agent;

“Shares” means the ordinary shares or other equivalent Equity Securities (including in the form of American Depositary Receipts or other depository instruments) of the Company or the ultimate parent company of the Group (including any Listed Entity) from time to time;

“SPAC” means a special purpose acquisition company, blank check company or similar entity incorporated, formed or otherwise organised for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganisation, contribution, consolidation or similar business combination with one or more businesses or entities, including Armada Acquisition Corp I;

“Third Debenture” means the debenture creating a fixed and floating charge over the Company’s assets entered into by the Company in favour of the Security Agent on 23 May 2023;

“Third Party Lender” means a person or entity who is not a Noteholder;

“VWAP Trading Day” means a day during which trading in the Shares occurs on a Qualifying Exchange; and

“Yorkville” means Yorkville Advisors Global, LP and its affiliates.

1.2

References to the word “include” or “including” (or any similar term) are not to be construed as implying any limitation and general words introduced by the word “other” (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded or followed by words indicating a particular class of acts, matters or things.

1.3	The schedules and the appendices to this Instrument form part of (and are incorporated into) this Instrument.

1.4	A “person” includes a corporate or unincorporated body.

1.5	Words in the singular include the plural and in the plural include the singular.

1.6	A reference to a paragraph, a schedule or an annex is (unless expressly stated otherwise) a reference to a paragraph of, or schedule to, or annex to this Instrument.

1.7	Paragraph, schedule and annex headings do not affect the interpretation of this Instrument.

1.8	A reference to one gender includes a reference to the other gender.

1.9	Except as otherwise provided, expressions defined in the Companies Act 2006 shall be read as if defined in that way in this Instrument.

1.10

A reference to a party shall include that party’s successors and assigns and permitted transferees and this instrument shall be binding on, and enure to the benefit of, the parties to this Instrument and their respective successors, permitted assigns and permitted transferees.

1.11

Where, for any purpose under this Instrument, an amount is required to be converted from one currency into any other currency or an exchange rate is otherwise to be applied for any purpose, the Directors (acting reasonably) may determine which exchange rate is used and the date on or date range over which such exchange rate is taken and/or applied.

1.12

Reference to this Instrument or any other agreement or instrument is (unless expressed to be a reference to such document, agreement or instrument in its original form or form as at a particular date) a reference to this Instrument or other agreement or instrument as amended, novated, supplemented, extended or restated (howsoever fundamentally) and includes any increase in, addition to or extension of any amount made available under, or other change to any Loan Note Document.

1.13	Reference to a provision of law is a reference to that provision as amended or re-enacted.

1.14	A reference to “the date of this Instrument” means 26 January 2024.

2.	Principal Amount

The principal amount of each Note is $1.00 and the maximum aggregate principal amount of all the Notes issued under this Instrument is $49,892,080. The Notes shall be known as the 7.50% Senior Secured Convertible Loan Notes.

3.	Issue upon Demerger

Concurrent with the occurrence of a Demerger:

3.1	the Company shall issue $8,500,000 additional Notes (the “Apeiron Demerger

Additional Notes”) to Apeiron (or its designee) and no consideration shall be payable by Apeiron (or its designee) in respect of such Apeiron Demerger Additional Notes. The Apeiron Demerger Additional Notes shall be identical to, and fungible with, all other Notes issued under this Instrument including, for the avoidance of doubt, that interest shall be deemed to accrue on the Apeiron Demerger Additional Notes from 11 January 2024;

3.2

it is acknowledged and agreed that the obligations under the Notes (including for the avoidance of doubt, the Apeiron Demerger Additional Notes) and this Instrument will be assigned to and assumed by NewCo on consummation of the Demerger. For the avoidance of doubt, following a Demerger the assigned and assumed Notes will continue to benefit from Security Interests with respect to NewCo and its assets at least as favorable as the Security Interests with respect to the Company and its assets; and

3.3	the Company and NewCo shall take any and all actions (at their own expense) as may be required by Apeiron to give effect to the provisions in paragraphs 3.1 and
3.2	above.

4.	Ranking and Status

4.1	All the Notes shall rank pari passu, equally and rateably, without discrimination or preference and as secured obligations of the Company in accordance with this Instrument.

4.2

The Notes shall be issued and held subject to and with the benefit of the provisions of this Instrument (including the Conditions set out in Schedule B). All such provisions shall be binding on the Company and the Noteholders and all persons claiming through or under them respectively and shall enure for the benefit of all Noteholders.

4.3

The Notes will be senior indebtedness of the Company, ranking pari passu with the Company’s present and future senior debt and senior in right of payment to any present and future subordinated debt and/or equity of the Company.

4.4

The Notes will rank pari passu with up to a further $50,000,000 of unsecured senior convertible loan(s) that the Company is entitled to put in place with the consent of the Noteholder Majority (not to be unreasonably withheld or delayed) with a Third Party Lender (the “Additional Loan”), provided that the Company, the Third Party Lender and the Noteholders first enter into an intercreditor agreement in relation to the Additional Loan on terms satisfactory to the Noteholder Majority.

5.	Security

5.1	Subject to paragraph 5.2, the Company’s obligations in respect of the Notes shall be secured by the Security Interests established pursuant to the Security Documents.

5.2

Effective upon and concurrent with the consummation of a Qualifying IPO or a Qualifying Business Combination, the Notes shall become unsecured and the Noteholders shall irrevocably waive, release and relinquish (or instruct the Security Agent to do so) all rights any of them may have under the Security Documents, and the Company’s obligations under the Security Documents shall be deemed to be satisfied in full and the Company shall stand released and discharged from all obligations arising under or resulting from the Security Documents and the Security Documents shall be of no further force or effect.

5.3

Copies of each Security Document and of the Security Trust Deed shall be available for inspection by the Noteholders during normal business hours at the specified office of the Security Agent (being, at the date of this Instrument, 55 Ludgate Hill, Level 1 West, EC4M 7JW, London, the United Kingdom). The Noteholders are entitled to the benefit of, are bound by, and are deemed to have notice of all the provisions of the Security Trust Deed.

6.	Transfers

6.1

The Notes are freely transferable in integral multiples of $1.00. Except where the Notes are deposited with the Clearing System in accordance with paragraph 8.3, the Notes are transferable by instrument in writing in the usual common form (or in such other form as the Directors may approve) and such instrument need not be under seal. Each instrument of transfer shall be signed by the transferor, and the transferor shall be deemed to remain the owner of the Notes to be transferred until the name of the transferee is entered in the Notes register in respect of such Notes. Where the Notes are deposited with the Clearing System in accordance with paragraph 8.3, any transfer must be made in accordance with the rules and procedures of the Clearing System.

6.2

The Company shall recognise the registered holder of any Note as the absolute owner of it and shall not (except as provided by statute or as ordered by a court of competent jurisdiction) be bound to take notice or see to the execution of any trust (whether express, implied or constructive) to which any Note may be subject. The Company shall not (except as provided by statute or as ordered by a court of competent jurisdiction) be bound to enter any notice of any trust (whether express, implied or constructive) on the register in respect of any of the Notes.

6.3	No transfer of Notes shall be registered in respect of which a notice of conversion or redemption has been given by the applicable Noteholder.

7.	Use of Proceeds

The proceeds of all subscriptions for the Notes shall be used for the purpose of funding the Company’s working capital, capital expenditure requirements and any such other matters as may be approved by the Directors from time to time.

8.	Note Certificates

8.1

Each Noteholder or the joint holders of Notes shall be entitled to receive (without charge) a Certificate in substantially the form attached hereto as Schedule A-1 executed as a deed by the Company for the amount of Notes held by him or them, provided that joint holders of Notes will only be entitled to receive one Certificate in respect of their joint holding and delivery of a Certificate to the first-named joint holder set out in the register shall be sufficient delivery to all.

8.2

Where a Noteholder transfers part only of the Notes comprised in a Certificate the old Certificate shall be cancelled and a new Certificate for the balance of such Notes shall be issued without charge.

8.3

Where any Notes are deposited with the Clearing System for the purpose of being held in safe custody by or for the account of the Clearing System, such Notes shall be represented by a Global Note Certificate in substantially the form attached hereto as Schedule A-2 executed as a deed by the Company for the amount of Notes then deposited with the Clearing System. The Noteholders whose note are deposited with the Clearing System (the “Global Note Noteholders”) will receive proportional co-ownership interests or rights in such Global Note Certificate, which are transferable in accordance with applicable law and the rules and regulations of the Clearing System. Any instructions of Global Note Noteholders must be made in accordance with the rules and procedures of the Clearing System.

8.4

If any Certificate is worn out or defaced then on production of it to the Directors they may cancel it and may issue a fresh Certificate in lieu and if any Certificate is lost or destroyed it may be replaced on such terms (if any) as to evidence and indemnity as the Company may reasonably require. An entry as to the issue of the new Certificate and indemnity (if any) shall be made in the register. No fee will be charged for the registration of any transfer or for the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other documents relating to or effecting title to any Notes.

9.	Conditions

9.1

The Notes shall be issued subject to, and with the benefit of, the Conditions set out in Schedule B and such Conditions shall form a part of this Instrument and shall be binding on the Company and the Noteholders and all persons claiming through or under them.

9.2	Interest shall accrue on the Notes at the rate and in the manner set forth in the Conditions.

9.3	All Notes redeemed or converted in accordance with the Conditions shall be automatically and immediately cancelled and shall not be reissued.

10.	Notes Register

10.1	The Company or, where the Notes are deposited with the Clearing System, the Registrar shall keep or cause to be kept a register of the Notes at its registered office showing:

(a)	the names and addresses of the Noteholders for the time being of the Notes;

(b)	the amount of the Notes held by every Noteholder;

(c)	the date upon which the name of such Noteholder is entered in respect of such Notes standing in his name; and

(d)	the date on which a person ceased to hold the Notes.

10.2	Any change of name or address on the part of any Noteholder shall promptly be notified to the Company and, on receipt, the register shall be altered accordingly.

10.3

The Noteholders or any of them and any person authorised in writing by any of them shall be at liberty at all reasonable times during office hours to inspect the register and to take copies of it or extracts from it.

11.	No Set-Off

11.1	Every Noteholder shall be recognised by the Company as entitled to their Notes free from any equity, set-off, counterclaim or cross-claim against the original or an intermediate holder of such Notes.

11.2

Payments of principal and interest in respect of the Notes shall be paid by the Company to the Noteholders in accordance with the Conditions without any deduction or withholding (whether in respect of any set-off, counterclaim, cross- claim or otherwise whatsoever) unless the deduction or withholding is required by applicable law.

12.	Enforcement

The Company covenants with each of the Noteholders to perform and observe the obligations in this Instrument to the intent that this Instrument shall enure for the benefit of all persons for the time being registered as holders of any Notes, each of whom may, subject to the prior written consent of a Noteholder Majority, sue for the performance and observance of the provisions of this Instrument so far as his or her holding is concerned.

13.	Third Party Rights

This Instrument is enforceable under the Contracts (Rights of Third Parties) Act 1999 by the Company, the Security Agent, the Paying Agent, the Registrar and any Noteholder, but not by any other person.

14.	Notices

Notices to be made to or by any Noteholder for the purposes of this Instrument shall be given in accordance with Condition 14 (Notices).

15.	Variations

Variations to this Instrument or the Notes shall be made in accordance with Condition 15 (Variations).

16.	Governing Law and Jurisdiction

16.1

This Instrument and the Notes, and any claim, dispute or issue arising out of or in connection with this instrument or the Notes or their subject matter (including non- contractual claims), will be governed by, and construed in accordance with, the laws of England.

16.2

The courts of England shall have exclusive jurisdiction to settle any dispute which may arise out of, or in connection with, this Instrument or its subject matter (including non-contractual claims). Accordingly, any proceedings relating to, or in connection with, this Instrument or the Notes may be brought in such courts.

SCHEDULE A-1

Form of Note Certificate

THIS NOTE AND THE SHARES TO BE DELIVERED UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD WITHIN THE UNITED STATES OF AMERICA UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE. THE NOTE MAY NOT BE CONVERTED INTO SHARES BY OR ON BEHALF OF A PERSON LOCATED WITHIN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

REZOLVE LIMITED

Incorporated in England and Wales (registered number 09773823) (“Company”)

CERTIFICATE NO. [   ]

AMOUNT OF NOTES $[   ]

DATE OF ISSUE: [   ]

7.50% Senior Secured Convertible Loan Notes (“Notes”)

Created and issued pursuant to the articles of association of the Company and created by resolutions of the Directors passed on 31 March 2022, 21 November 2022, 23 May 2023 and [•] 2024.

This is to certify that [NAME OF NOTEHOLDER] is/are the registered holder(s) of the nominal amount stated above of the Notes constituted by a Loan Note Instrument originally dated 16 December 2021, as amended and restated on 21 November 2022 and 23 May 2023 and as further amended on 18 December 2023 and 29 December 2023 and as further amended and restated on [•] 2024 (the “Instrument”) and made by the Company. The Notes are issued subject to, and with the benefit of, the provisions contained in the Instrument and the conditions set forth in Schedule B to the Instrument (the “Conditions”). The Instrument and the Conditions may be varied in accordance with Condition 15 (Variations) of the Notes.

Notes:

1.	The Notes shall be repayable upon maturity and shall bear interest only in accordance with the Conditions.

2.	No transfer of any part of the Notes represented by this Certificate can be registered without production of this Certificate.

3.	The Notes are freely transferable in integral multiples of $1.00 upon notice of transfer to the Company in the form attached to this Certificate as Annex I.

4.	The Notes are convertible at the option of the Noteholder in accordance with the Conditions upon notice of conversion to the Company in the form attached to this Certificate as Annex II.

5.	The Notes are redeemable at the option of the Noteholder in accordance with the Conditions upon notice of redemption to the Company in the form attached to this Certificate as Annex III.

A-1-1

6.	The Notes are governed by, and construed in accordance with, the laws of England.

7.	A copy of the Instrument is available for inspection at the registered office of the Company.

A-1-2

This certificate has been executed and delivered as a deed on the date first set forth above.

EXECUTED as a deed by	)
REZOLVE LIMITED	)
acting by a director	)
in the presence of:	)
Signature of witness:
Name of witness:
Address of witness:

A-1-3

Annex I

to Schedule A-1

Form of Notice of Transfer1

To:	The Directors

Rezolve Limited (the “Company”)

3rd Floor, 80 New Bond Street

Mayfair

London W1S 1SB

United Kingdom

[Date]

Dear Sirs

7.50% Senior Secured Convertible Loan Notes, issued by the Company pursuant to an instrument originally dated 16 December 2021, as amended and restated on 21 November 2022 and 23 May 2023 and as further amended on 18 December 2023 and 29 December 2023 and as further amended and restated on [•] 2024 (the “Instrument)

[Name of Noteholder] (the “Transferor”) hereby gives notice that it is transferring $[ ] Notes issued pursuant to the Instrument to [name of transferee] of [address of transferee] (the “Transferee”).

The Transferor encloses its Certificate for cancellation by you. Please would you issue a new Certificate to the Transferee in respect of the Notes so transferred [and a new Certificate to us in respect of the balance of the Notes retained by us].

Yours faithfully

TRANSFEROR

for and on behalf of

[NAME OF NOTEHOLDER]

TRANSFEREE

[1]	Note: Where the Notes are deposited with the Clearing System, any transfer must be made in accordance with the rules and procedures of the Clearing System

A-1-4

Annex II

to Schedule A-1

Form of Notice of Conversion

To:	The Directors

Rezolve Limited (the “Company”)

3rd Floor, 80 New Bond Street

Mayfair

London W1S 1SB

United Kingdom

[Date]

Dear Sirs

7.50% Senior Secured Convertible Loan Notes, issued by the Company pursuant to an instrument originally dated 16 December 2021, as amended and restated on 21 November 2022 and 23 May 2023 and as further amended on 18 December 2023 and 29 December 2023 and as further amended and restated on [•] 2024 (the “Instrument)

[Name of Noteholder] (the “Exercising Noteholder”) hereby gives notice to the Company that it is exercising its right to convert $[  ] Notes issued pursuant to the Instrument into Shares in accordance with [specify conversion right under the Conditions].

We enclose our Certificate in respect of the Notes. Please would you cancel this Certificate in respect of the Notes so converted [and issue a new Certificate to us in respect of the balance of the Notes retained by us].

We hereby direct the Company to allot and issue the Shares to us in accordance with the Conditions. The share certificates representing the Shares should be sent by registered mail to [insert delivery address], to the attention of [insert name].

We acknowledge and agree that the Shares are issued subject to the memorandum of association and articles of association and shareholders agreement of the Company and agree to become a member of the Company.

Yours faithfully

EXERCISING NOTEHOLDER

for and on behalf of

[NAME OF NOTEHOLDER]

A-1-5

Annex III

to Schedule A-1

Form of Notice of Redemption

To:	The Directors

Rezolve Limited (the “Company”)

3rd Floor, 80 New Bond Street

Mayfair

London W1S 1SB

United Kingdom

[Date]

Dear Sirs

7.50% Senior Secured Convertible Loan Notes, issued by the Company pursuant to an instrument originally dated 16 December 2021, as amended and restated on 21 November 2022 and 23 May 2023 and as further amended on 18 December 2023 and 29 December 2023 and as further amended and restated on [•] 2024 (the “Instrument)

[Name of Noteholder] (the “Redeeming Noteholder”) hereby gives notice to the Company that it is exercising its right to redeem $[  ] Notes issued pursuant to the Instrument in accordance with [specify redemption right under the Conditions].

We enclose our Certificate in respect of the Notes. Please would you cancel this Certificate in respect of the Notes so redeemed [and issue a new Certificate to us in respect of the balance of the Notes retained by us].

We hereby direct the Company to pay any amounts owed to us upon redemption in accordance with the Conditions and the instructions set forth below.

[Insert payment instructions]

Yours faithfully

REDEEMING NOTEHOLDER

for and on behalf of

[NAME OF NOTEHOLDER]

A-1-6

SCHEDULE A-2

Form of Global Note Certificate

THIS GLOBAL NOTE AND THE SHARES TO BE DELIVERED UPON THE CONVERSION OF THIS GLOBAL NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS GLOBAL NOTE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD WITHIN THE UNITED STATES OF AMERICA UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE. THE GLOBAL NOTE MAY NOT BE CONVERTED INTO SHARES BY OR ON BEHALF OF A PERSON LOCATED WITHIN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

ISIN: [   ]

REZOLVE LIMITED

Incorporated in England and Wales (registered number 09773823) (“Company”)

AMOUNT OF NOTES: Up to $49,892,080

DATE OF ISSUE: [   ]

Global Note Certificate

representing

7.50% Senior Secured Convertible Loan Notes (“Notes”)

Created and issued pursuant to the articles of association of the Company and created by resolutions of the Directors passed on 31 March 2022, 21 November 2022, 23 May 2023 and [•] 2024.

This is to certify that CREST for which the provider is Euroclear UK & International Limited (“CREST”) is the registered holder, from time to time, of up to the nominal amount stated above of the Notes constituted by a Loan Note Instrument originally dated 16 December 2021, as amended and restated on 21 November 2022 and 23 May 2023 and amended on 18 December 2023 and 29 December 2023 and as further amended and restated on [•] 2024 (the “Instrument”) and made by the Company. The Notes are issued subject to, and with the benefit of, the provisions contained in the Instrument and the conditions set forth in Schedule B to the Instrument (the “Conditions”). The Instrument and the Conditions may be varied in accordance with Condition 15 (Variations) of the Instrument.

CREST is authorised to reduce the maximum aggregate principal amount of this Global Note Certificate by the aggregate principal amount of the Notes which have been converted or redeemed in accordance with the Conditions.

CREST is authorised to adjust the aggregate principal amount of this Global Note Certificate to reflect the aggregate principal amount of the Notes deposited with CREST from time to time. The relevant number of Notes which are represented by this Global Note Certificate from time to time will result from the relevant current electronic data documentation of CREST.

A-2-1

Notes:

1.	The Notes shall be repayable upon maturity and shall bear interest only in accordance with the Conditions.

2.	No transfer of any part of the Notes represented by this Certificate can be registered without production of this Certificate.

3.	The Notes are freely transferable in integral multiples of $1.00 upon notice of transfer to the Company.

4.	The Notes are convertible at the option of the Noteholder in accordance with the Conditions.

5.	The Notes are redeemable at the option of the Noteholder in accordance with the Conditions.

6.	The Notes are governed by, and construed in accordance with, the laws of England.

7.	A copy of the Instrument is available for inspection at the registered office of the Company.

A-2-2

This certificate has been executed and delivered as a deed on the date first set forth above.

EXECUTED as a deed by	)
REZOLVE LIMITED	)
acting by a director	)
in the presence of:	)
Signature of witness:
Name of witness:
Address of witness:

A-2-3

SCHEDULE B

Conditions of the Notes

1.	Repayment of Principal Amount and Accrued and Unpaid Interest

1.1

If the Notes have not yet been converted, redeemed or otherwise repaid, then the Notes shall mature and the principal amount and accrued and unpaid interest thereunder shall become due and payable on the Maturity Date.

1.2

As and when the Notes (or any part of them) are to be redeemed in accordance with these Conditions prior to the Maturity Date, the Company shall pay the Noteholder or Noteholders (as applicable) the relevant amounts in respect of the Notes which are to be redeemed in accordance with these Conditions.

1.3	The Company may not voluntarily prepay or redeem the Notes prior to the Maturity Date other than in accordance with Condition 5.

1.4

Payment of the principal amount and all accrued interest on the Notes may be made by bank transfer to an account nominated for such purpose to the Company, in writing, by the registered holder or in the case of joint registered holders by the one who is first-named on the register or by such person or persons as the registered holder or all the joint registered holders may in writing direct.

1.5

If more than one person is entered in the register as joint holders of any Notes then the receipt of any one of such holders for any monies payable on or in respect of the Notes shall be as effective a discharge to the Company or other person making the payment as if the person receiving such monies were the sole registered holder of such Notes.

1.6

Where the Notes are deposited with the Clearing System, payments on the Notes made to the Clearing System or to its order will discharge the liability of the Company under the Notes to the extent of the sums so paid.

1.7	Whenever any payment of principal or otherwise shall become due on a day which is not a Business Day, payment shall be made on the next following Business Day.

2.	Interest

2.1	Interest shall accrue on the principal amount of the Notes which are outstanding at the Interest Rate from 11 January 2024.

2.2	Interest shall be payable on the date which the Notes are converted or redeemed in accordance with the Conditions.

2.3

Interest (if any) will accrue from day to day at the Interest Rate and will be calculated on the basis of a 365 day year and the actual number of days elapsed from 11 January 2024 to the date which the Notes are converted or redeemed in accordance with the Conditions.

2.4	If the Company fails to pay redemption monies when due, interest will continue to accrue on the unpaid amount at the Interest Rate plus the default rate specified in Condition 2.5 below.

2.5	If an Event of Default has occurred and is continuing, default interest shall accrue at an additional rate of ten per cent. (10.00%) per annum above the Interest Rate in effect at such time.

3.	Redemption upon an Event of Default

3.1	Upon the occurrence of an Insolvency Event of Default, the Company shall immediately redeem the Notes, in whole but not in part, at their aggregate principal amount plus accrued and unpaid interest.

3.2

Upon the occurrence of an Event of Default that is not an Insolvency Event of Default, the Company shall, subject to the prior written consent of the Noteholder Majority, if so directed by any Noteholder, immediately redeem that Noteholder’s Notes, in whole but not in part, at their aggregate principal amount plus accrued and unpaid interest.

4.	Redemption at the Option of the Noteholders for Failure of IPO and Business Combination

4.1

If a Qualifying IPO or Qualifying Business Combination has not occurred by 30 June 2024, at any time and from time to time, in each case with the prior written consent of holders of a majority (more than 50%) of the aggregate principal amount of the Notes then outstanding, any Noteholder may cause the Company to redeem such Noteholder’s Notes, in whole or in part, at their aggregate principal amount plus accrued and unpaid interest by delivering a notice of redemption substantially in the form annexed to the Certificate; provided that interest shall be deemed to have accrued at a rate of seven and a half percent (7.50%) per annum from 11 January 2024.

5.	Early Redemption at the Option of the Company

5.1

The Company may, at any time from the date of the Deed of Amendment and Restatement to and including 31 December 2024, irrevocably offer to redeem all, but not some only, of a Noteholder’s Notes (including accrued interest thereon) in cash (a “Company Redemption Offer”), by sending the relevant Noteholder a notice in substantially in the form set out in Schedule C (a “Company Redemption Offer Notice”) at a cash price equal to the sum of (i) the product of (x) 2 and (y) the then outstanding aggregate principal amount in respect of such Notes and (ii) accrued and unpaid interest on the relevant Notes. For the avoidance of doubt, if the Notes are redeemed on the Maturity Date, the redemption price will be comprised solely of the aggregate outstanding principal amount and accrued interest thereon.

5.2

Following a Company Redemption Offer, the relevant Noteholder may, in its sole discretion, elect to exercise its conversion rights pursuant to Condition 7 at the then applicable Conversion Price. The relevant Noteholder shall provide notice to the Company of such election pursuant to this Condition 5.2 prior to the redemption date specified in the Company Redemption Offer Notice. Any redemption by way of conversion pursuant to this Condition shall take place in accordance with Condition 8. For the avoidance of doubt, in the event that a Noteholder has not provided notice to the Company of its election to exercise its conversion rights pursuant to this Condition 5.2 prior to the redemption date specified in the Company Redemption Offer Notice, then such Noteholder shall be deemed to have accepted the Company Redemption Offer Notice and the relevant Notes shall be redeemed for the cash amount calculated in accordance with Condition 5.1.

6.	Redemption Provisions

6.1

If, on redemption of any Notes, a Noteholder fails to deliver the Certificate for such Notes or an indemnity in accordance with the Conditions or fails to accept payment of monies due to him, the Company will pay the monies due to him into a bank account of the Company, which payment shall, subject to Condition 6.2, discharge the Company from all further obligations in respect of the Note.

6.2

The Company shall hold such amounts on trust or, to the extent not possible as a matter of law, for the account of such Noteholder, and upon production by that Noteholder of the relevant Certificate or indemnity, shall as soon as practicable transfer such amounts to the Noteholder.

7.	Conversion at the Option of the Noteholders

7.1

Following the date of a Qualifying IPO or Qualifying Business Combination, at any time and from time to time any Noteholder may convert such Noteholder’s Notes, in whole or in part, into Shares at their aggregate principal amount plus accrued and unpaid interest at the then applicable Conversion Price by delivering a notice of conversion substantially in the form annexed to the Certificate.

8.	Conversion Provisions

8.1

Conversion of the Notes shall be effected by the Company redeeming the relevant Notes on the Conversion Date. Each Noteholder whose Notes are being converted shall be deemed irrevocably to authorise and instruct the Company to apply the redemption monies (including any accrued and unpaid interest on the Notes) payable to that Noteholder in subscribing for Conversion Shares.

8.2

Conversion Shares will be issued and allotted on the Conversion Date and will be evidenced by the issue of share certificates within 3 Business Days following the Conversion Date, such share certificates to be dispatched to the persons entitled to them at their own risk. Each Conversion Share shall be issued and allotted at such premium to reflect the difference between the nominal amount of the Share and the principal amount of Notes converted into one Conversion Share on the Conversion Date.

8.3

The Company undertakes to ensure that and represents and warrants to the Noteholder(s) that all Conversion Shares shall be fully paid and shall be transferred with full title guarantee free from all Security Interests and adverse claims (whether or not the Company knows or could reasonably be expected to know about such matters), together with all rights now and hereafter attaching to them including all dividends declared or payable or distributions made or proposed on or after the Conversion Date and shall rank pari passu in all other respects and form one class with the Shares (or the relevant class of other Equity Securities, as the case may be) in issue on the applicable Conversion Date.

8.4	The entitlement of each Noteholder to a fraction of a Conversion Share will be rounded to the nearest whole number of Conversion Shares which result from the conversion of the Notes.

8.5

The Company will ensure that any Listed Shares will include the Conversion Shares unless: (i) a Noteholder Majority otherwise consents; and (ii) the Instrument is amended to put the Noteholders in the same economic position as if the Conversion Shares were Listed Shares.

8.6	The Company undertakes that it will not prevent the conversion of the Notes into Conversion Shares or the transfer of Conversion Shares.

8.7

The Company represents and warrants on the date of this Instrument and each day following the date of this Instrument that all consents, licences and approvals (including corporate authorisations) required for the entry into and performance of its obligations under the Loan Note Documents have been obtained and have not been revoked or rescinded.

8.8

The Company represents and warrants on the date of this Instrument and each day following the date of this Instrument that it maintains sufficient unissued equity share capital in the Company authorised for issue to satisfy in full, without the need for the passing of any resolutions of its shareholders, the most onerous of the outstanding rights of conversion for the time being without first having to offer the same to any existing shareholders of the Company or anyone else.

8.9	The Company undertakes that it shall:

(a)

notify each Noteholder in writing as soon as reasonably practicable after the relevant board or general meeting of shareholders (whichever is the earliest) has resolved to implement an Adjustment Event specifying the prospective date of the Adjustment Event and the proposed terms of it; and

(b)

maintain, so far as reasonably practicable, sufficient unissued equity share capital in the Company authorised for issue to satisfy in full, without the need for the passing of any resolutions of its shareholders, the most onerous of the outstanding rights of conversion for the time being without first having to offer the same to any existing shareholders of the Company or anyone else.

8.10	Within 10 Business Days of an Adjustment Event, the Company shall deliver to the Noteholders an Auditors Certificate.

For the purposes of this Condition 8.10 “Auditors Certificate” means a certificate of the professional financial advisors or auditors of the Company which sets out (i) the relevant Adjustment Event; and (ii) the adjustments to the number and nominal value of the Shares to be converted which the professional financial advisors or auditors consider to be necessary so that, after such Adjustment Event and upon conversion, the Noteholders shall be entitled to receive the same percentage of the issued share capital of the Listed Entity carrying the same proportion of votes exercisable at a general meeting of shareholders and the same entitlement to participate in distributions of the Listed Entity, in each case as nearly as practicable, as would have been the case had no Adjustment Event occurred (and making such reduction or increase as is necessary to the premium arising on the issue and allotment of the Shares on conversion of the Notes).

8.11

The adjustments detailed in the Auditors Certificate shall, barring manifest error, be automatically reflected in the Conditions. In the event the Auditors Certificate contains a manifest error, the Company and the Noteholders will discuss in good faith what changes should be made to correct such error and will, if required by the Noteholders, appoint an alternative auditor to prepare a new Auditors Certificate.

9.	Payments

All payments to be made under the Notes by the Company, whether of interest or principal or otherwise, shall be made by the Company to the Paying Agent for onward distribution by the Paying Agent to the Noteholders.

10.	Events of Default

10.1	If any of the following events occur (each an “Event of Default”), Condition 3 (Redemption upon an Event of Default) shall apply:

(a)	the Company or any of its subsidiaries:

(i)

is unable to pay its debts as they fall due (other than solely as a result of liabilities exceeding assets) or suspends making payments on all or a material part of its debts or publicly announces an intention to do so; or

(ii)	by reason of actual or anticipated financial difficulties commences negotiations with its financial creditors generally with a view to rescheduling indebtedness generally;

(b)	an administration order is made in relation to the Company or any of its subsidiaries;

(c)	any step, corporate action, or legal proceeding is taken in relation to:

(i)

the winding-up, liquidation, administration, reorganisation or dissolution of the Company or any of its subsidiaries (except for the purpose of a solvent reorganisation or amalgamation of the Company or any of its subsidiaries) or

(ii)	any composition, compromise or arrangement with creditors of the Company or any of its subsidiaries by way of scheme of arrangement, restructuring plan or otherwise ; or

(iii)	any analogous procedure or step to those set out in paragraphs (i) or (ii) above is taken in any jurisdiction in which the Group conducts a material part of its business and has material assets.

(d)

an encumbrancer takes possession or a Receiver is appointed of the whole or the major part of the assets or undertaking of the Company or any of its subsidiaries or if distress, execution or other legal process is levied or enforced or sued out upon or against the whole or the major part of the assets of the Company or any of its subsidiaries and is not discharged, paid out, withdrawn or removed within ten (10) Business Days;

(e)	any monies borrowed are not paid when due nor within any applicable grace period or become prematurely due and payable as a result of an event of default (howsoever described);

(f)	any material adverse change has occurred in the financial position of the Group as a whole;

(g)	the Company has failed to comply with any covenants under the Loan Note Documents and has failed to cure such non-compliance within fifteen (15) days’ notice thereof; and

(h)	the Company fails to pay an amount when due under the terms of this Instrument or the Notes.

10.2

The Company shall give written notice to the Noteholders as soon as reasonably practicable upon the Company becoming aware of the occurrence of an Event of Default, with such notice containing reasonable details of that Event of Default.

10.3

Following an Event of Default, the Majority Noteholders may instruct the Security Agent to enforce the Security Interests created under the Security Documents in accordance with the terms of the Security Trust Deed and the Security Documents.

11.	Covenants

11.1

The Company shall keep a copy of this Instrument at the registered office of the Company. A Noteholder and any person authorised by the relevant Noteholder shall be at liberty at all reasonable times during office hours to inspect the said copy of this Instrument.

11.2

Other than the Additional Loan incurred in accordance with paragraph 4.4 of the Instrument, the Group shall not incur any indebtedness that would rank pari passu or senior to the Notes unless otherwise permitted by this Instrument without the prior consent of a Noteholder Majority and in each case such indebtedness shall be subject to an intercreditor agreement on terms satisfactory to the Noteholder Majority.

11.3

For so long as one or more Eligible Investors holds at least $20,000,000 in aggregate of the principal amount of the Notes from time to time, the Group shall not enter into any Extraordinary Transactions, other than a Qualifying IPO or a Qualifying Business Combination but including any Demerger, without the prior consent of a Noteholder Majority (such consent not to be unreasonably withheld, delayed or conditioned but it being understood that such consent may be withheld if the Noteholders reasonably determine that the terms of the Proposed Demerger or the relevant Extraordinary Transaction adversely impact the legal or financial position of the Noteholders).

11.4

For as long as any of the Notes remain outstanding, the Company shall: (i) maintain an ISIN for the Notes; (ii) maintain the listing of the Notes onto the matched bargain platform of JP Jenkins; (iv) ensure that the Notes may be traded electronically through the Clearing System; and (v) at all times maintain Computershare as Registrar and Paying Agent.

11.5

The Company (i) shall not create or permit to subsist any Security Interest (other than the Security Documents) over the whole or any part of its present or future assets or revenues to secure any indebtedness; and (ii) shall procure (to the extent legally possible and permissible) that no subsidiary of the Company will create or permit to subsist any Security Interest over the whole or any part of its present or future assets or revenues to secure any financial indebtedness (a “Subsidiary Security Interest”), without letting the Noteholders either share equally and rateably in such Subsidiary Security Interest or benefit from an Equivalent Subsidiary Security Interest. For these purposes an “Equivalent Security Interest” is a Security Interest which an independent expert (e.g. an independent reputable law firm) appointed by the Company has confirmed is equivalent to and on terms which are no less favourable than the Subsidiary Security Interest.

11.6

With a view to making available to the Noteholders the benefits of Rule 144 promulgated under the Securities Act (“Rule 144”) and any other rule or regulation of the U.S. Securities and Exchange Commission (the “SEC”) that may at any time permit a Noteholder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or Form F-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in Rule 144, at all times after the effective date of the registration statement filed by the Company for the Qualifying IPO or Qualifying Business Combination;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Noteholder, so long as the Noteholder owns any Registrable Securities (as defined herein), forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the Qualifying IPO or Qualifying Business Combination), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 or Form F-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Noteholder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 or Form F-3 (at any time after the Company so qualifies to use such form).

11.7	Prior to the date of a Qualifying IPO or Qualifying Business Combination, the Company will deliver to each Noteholder:

(a)	as soon as they are available and in any event within 120 days after the end of each fiscal year, annual financial statements;

(b)	as soon as they are available and in any event within 45 days after the end of each quarter, quarterly financial statements;

(c)	as soon as they are available and in any event within 30 days after the end of each month, monthly financial statements;

(d)

thirty days prior to the end of each fiscal year, a comprehensive operating budget forecasting the Company’s revenues, expenses, and cash position on a month-to-month basis for the upcoming fiscal year;

(e)	promptly and in any event within 15 days after the end of each month, forecast sources and uses of cash by month for the next twelve (12) months on a rolling basis; and

(f)	promptly and in any event within 15 days after the end of each quarter, an up-to-date capitalisation table.

11.8

The Company will use reasonable best efforts to procure a Further Investment as promptly as practicable following the date of the Deed of Amendment and Restatement. Prior to the consummation of a Further Investment, the Company will notify each of Apeiron and Brad Wickens in writing of the material terms and conditions of such Further Investment (the “Further Investment Notice”). Upon receipt of the Further Investment Notice, each of Apeiron and/or Brad Wickens (or any of their respective designees or affiliates) will have the right to participate in such Further Investment up to (and in addition to) the aggregate amount of such Further Investment and on substantially the terms and conditions of the Further Investment, in each case, as described in the Further Investment Notice. Each of Apeiron and Brad Wickens (or any of their respective designees or affiliates) will, within five (5) days from receipt of the Further Investment Notice, notify the Company of their election of whether or not to participate in such Further Investment. In the event that a Third Party Lender invests an amount equal to or greater than $2,000,000 in the Company or Rezolve AI Limited in connection with a Further Investment, then Apeiron and/or Brad Wickens (or any of their respective designees or affiliates) shall make an investment in the Company or Rezolve AI Limited (as applicable) of at least $500,000 on the same terms and conditions as that Third Party Lender, subject only to the entry into of a customary intercreditor agreement with such Third Party Lender with respect to such Further Investment. The Majority Noteholders, on behalf of the Noteholders, hereby consent to the foregoing investment by one or more Third Party Lenders, subject only to the entry by such Third Party Lender(s) into a customary intercreditor agreement with respect of such Further Investment.

12.	Registration Rights

12.1

The Company agrees that, within forty five (45) days from the date of a Qualifying IPO or Qualifying Business Combination (the “Registration Deadline”), it will file with the SEC (at the Company’s sole cost and expense, including with respect to registration fees) a registration statement registering the resale of the Notes and any Shares held by any Major Investors from time to time (any Notes and Shares held by Major Investors, the “Registrable Securities”, and any Major Investors electing to have Registrable Securities registered for resale from time to time, the “Registering Holders”, and such registration statement, the “Registration Statement”), and shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the sixtieth (60th) calendar day (or ninetieth (90th) calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the Registration Deadline (the “Effectiveness Date”). The Company agrees to cause such Registration Statement, or another shelf registration statement that includes the Registrable Securities to remain effective until the earlier of (i) the date on which each Major Investor and its Affiliates cease to hold any Registrable Securities or (ii) on the first date on which each Major Investor and its Affiliates are able to sell all of their Registrable Securities under Rule 144 without limitation as to the manner of sale or the amount of such securities that may be sold. Prior to the effective date of the Registration Statement, the Company will use commercially reasonable efforts to qualify the Registrable Securities for listing on the applicable stock exchange. Each Registering Holder agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of the Registrable Securities to the Company (or its successor) upon request to assist the Company in making the determination described above. The Company’s obligations to include the Registrable Securities for resale in the Registration Statement are contingent upon the Registering Holder furnishing in writing to the Company such information regarding such Registering Holder or its Affiliates, the securities of the Company held by such Registering Holder or its Affiliates and the intended method of disposition of such Registrable Securities as shall be reasonably requested by the Company to effect the registration of such Registrable Securities, and execution of such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. If the SEC prevents the Company from including any or all of the Registrable Securities proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Company’s securities by the applicable shareholders or otherwise, (i) such Registration Statement shall register for resale such number of Company securities which is equal to the maximum number of Company securities as is permitted by the SEC and (ii) the number of Company securities to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. In no event shall the Registering Holder or its Affiliates be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Registering Holder or its Affiliate be identified as a statutory underwriter in the Registration Statement, the Registering Holder and its Affiliates will have an opportunity to withdraw from the Registration Statement. For the purposes of this Condition 12.1, “Major Investor” means any Noteholder that, individually or together with such Noteholder’s Affiliates, holds at least $5,000,000 in aggregate principal amount of Notes or at least 5,000,000 Shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalisation or reclassification effected after the date hereof).

12.2

The Company may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 or Form F-3 at such time after the Company becomes eligible to use such Form S-3 or Form F-3. Further, each Registering Holder acknowledges and agrees that the Company may delay filing or suspend the use of any such registration statement if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed, if such filing or use could materially affect a bona fide business or financing transaction of the Company or in the event that filing such registration statement would require premature disclosure of information that could materially adversely affect the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “Suspension Event”), provided, that the Company shall use commercially reasonable efforts to make such Registration Statement available for the sale by each Registering Holder or its Affiliates of such securities as soon as practicable thereafter; provided, however, that the Company may not delay or suspend the Registration Statement for more than ninety (90) consecutive calendar days, or for more than one hundred eighty (180) total calendar days, in each case in any consecutive twelve month period.

12.3

Upon receipt of any written notice from the Company of the occurrence of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Registering Holder agrees that it will (i) immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to

Rule 144) until the Registering Holder or its Affiliates receives (A) (x) copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and (y) notice that any post-effective amendment has become effective or (B) notice from the Company that it may resume such offers and sales, and (ii) maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by applicable law. If so directed by the Company, the Registering Holder and its Affiliates will deliver to the Company or destroy all copies of the prospectus covering the Shares in the Registering Holder’s or its Affiliates’ possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply to (i) the extent the Registering Holder or its Affiliates are required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) copies stored electronically on archival servers as a result of automatic data back-up.

12.4

From and after the date of a Qualifying IPO or Qualifying Business Combination, the Company agrees to indemnify and hold each Registering Holder and its Affiliates, each person, if any, who controls such Registering Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of such Registering Holder within the meaning of Rule 405 under the Securities Act, and each broker, placement agent or sales agent to or through which such Registering Holder or its Affiliates effects or executes the resale of any Shares (collectively, the “Registering Holder Indemnified Parties”), harmless against any and all losses, claims, damages and liabilities (including any out-of-pocket legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) incurred by the Registering Holder Indemnified Parties directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Shares (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, except to the extent insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Registering Holder or its Affiliates expressly for use therein. Notwithstanding the foregoing, the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned).

12.5

From and after the date of a Qualifying IPO or Qualifying Business Combination, each Registering Holder agrees to, severally and not jointly with any other selling shareholders using the applicable registration statement, indemnify and hold the Company, and the officers, employees, directors, partners, members, attorneys and agents of the Company, each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Company within the meaning of Rule 405 under the Securities Act and the directors, partners, members, attorneys and agents of such person(s) (collectively, the “Company Indemnified Parties”), harmless against any and all Losses incurred by the Company Indemnified Parties directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Shares (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, to the extent insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Registering Holder or its Affiliates expressly for use therein. Notwithstanding the foregoing, in no event shall the liability of such Registering Holder or its Affiliates be greater in amount than the dollar amount of the net proceeds received by such Registering Holder or its Affiliates upon the sale of the Registrable Shares giving rise to such indemnification obligation and such Registrable Holder’s or its Affiliates’ indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of such Registering Holder or its Affiliates (which consent shall not be unreasonably withheld, delayed or conditioned).

12.6

Any failure by the Company to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement set forth in this Condition 12.

13.	Change of Control

13.1

In the event that there is a Change of Control, the Company shall procure (including by way of inclusion of the terms in the relevant purchase and sale or other applicable agreement) that each Noteholder may elect to (i) continue to hold their respective Notes, (ii) have their respective Notes redeemed at their principal amount plus accrued and unpaid interest or (iii) receive the same consideration as holders of Shares in exchange for their Notes calculated on an as converted basis at the then applicable Conversion Price. “Change of Control” means a transaction or series of related transactions in which a person, or a group of related persons, acquires from shareholders of the Company Shares or other securities representing more than fifty percent (50%) of the outstanding voting power of the Company (assuming the conversion of any acquired securities) but shall not include a Demerger.

14.	Notices

14.1

Any notice or other document may be given to or served on any Noteholder by sending it by first-class post in a prepaid envelope addressed to such Noteholder at his registered address, or by email to any email address notified by the Noteholder to the Company for this purpose. In the case of joint Noteholders, a notice given to or document served on the Noteholder whose name stands first in the register in respect of such Notes shall be sufficient notice to or service on all the joint holders. Any such notice sent or document served by first-class post shall be deemed to have been given or served 48 hours (or 96 hours in the case of a notice or document sent to an address for a Noteholder not in the United Kingdom) after the time when it is posted and in proving such notice or service, it shall be sufficient to prove that the envelope containing the notice or document was properly addressed, stamped and posted. Any such notice or document sent by email shall be deemed to be given when received in legible form.

14.2

Any notice or other document delivered or sent by post to, or left at, the registered address of any Noteholder in pursuance of these provisions shall, notwithstanding that such Noteholder is then dead or bankrupt or in liquidation, and whether or not the Company has notice of his death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any Notes registered in the name of such Noteholder as sole or first-named joint holder unless his name shall at the time of the service of the notice or document have been removed from the register as the holder of the Notes, and such service shall for all purposes be deemed sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the Notes.

14.3	In addition, the Company may deliver all notices concerning the Notes to the Registrar for communication by the Registrar to the Noteholders.

15.	Variations

15.1

All or any of the rights for the time being attached to the Notes or other provisions of this Instrument may from time to time (whether or not the Company is being wound up) be altered or abrogated with the prior written consent of a Noteholder Majority, provided that:

(a)	no amendment may be made which is:

(i)	an extension to the date of payment of any amount under the Notes;

(ii)	a reduction of the amount of any payment of principal, interest, fees or commission payable;

(iii)	a change in currency of payment of any amount under the Notes,

(iv)	a change to the ranking or priority of the Notes; or

(v)	related to or has the effect of changing any Security Document or the Security Trust Deed; without the prior written consent of a Noteholder Supermajority; and

(b)	no amendment may be made to the terms of the Notes or this Instrument unless such amendment applies to all Notes issued hereunder.

15.2

Any amendment or waiver agreed to by the Noteholder Majority or Noteholder Supermajority, as applicable, subject to the provisos in Condition 15.1, shall be binding on all Noteholders. Any such alteration or abrogation shall be effected by way of deed poll executed by the Company and expressed to be supplemental to this Instrument.

15.3	The Company shall, within five (5) Business Days of making any variation pursuant to this Condition 15, send to each Noteholder a copy of the instrument effecting the variation.

16.	Governing Law and Jurisdiction

16.1

The Notes, and any claim, dispute or issue arising out of or in connection with the Notes or their subject matter (including non-contractual claims), will be governed by, and construed in accordance with, the laws of England.

16.2

The courts of England shall have exclusive jurisdiction to settle any dispute which may arise out of, or in connection with, the Notes or their subject matter (including non-contractual claims). Accordingly, any proceedings relating to, or in connection with, the Notes may be brought in such courts.

SCHEDULE C

Form of Company Redemption Offer Notice

To:	[Noteholder] [Date]

Dear

Sirs/Madams,

7.50% Senior Secured Convertible Loan Notes, issued by the Company pursuant to an instrument originally dated 16 December 2021, as amended and restated on 21 November 2022 and 23 May 2023, as further amended on 18 December 2023 and 29 December 2023 and as further amended and restated on [•] 2024 (the “Instrument)

Reference is made to the Instrument. Capitalised terms used in this notice and not otherwise defined herein shall have the meanings ascribed to such terms in the Instrument. Pursuant to Condition 5 of the Instrument, the Company hereby notifies you of its request to redeem all of your outstanding Notes and the following information:

1.	The Company proposes to redeem (the “Redemption”) all of the outstanding Notes on [date] (the “Redemption Date”).[2]

2.

The redemption price for the Notes shall be equal to $[•] (comprised of $[•] being equal to the sum of (i) the product of (x) 2 and (y) the outstanding aggregate principal amount in respect of such Notes and (ii) $[•] being the accrued and unpaid interest on the relevant Notes) (the “Redemption Price”).

3.

The Redemption Price shall become due and payable on the Redemption Date with payment made via the Paying Agent, and interest on the Notes shall cease to accrue on and after the Redemption Date (unless the Company shall have defaulted on the payment of the Redemption Price on the Redemption Date, in which case default interest shall apply from the Redemption Date until the date of payment of the Redemption Price in accordance with Condition 2.5).

4.

Unless a Noteholder elects to exercise its conversion rights in respect of its Notes prior to the Redemption Date in accordance with Condition 5.3, such Noteholder’s Notes will be redeemed for cash on the Redemption Date.

REZOLVE LIMITED

[2]	Note: to be between 15-30 days following date of Company Redemption Offer Notice.

B-1